FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF PROSPECTOR CAPITAL CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y C A R D

The undersigned hereby appoints [●] and [●] (the "Proxies"), and each of them independently, with full power of substitution, as proxies to vote all of the ordinary shares of Prospector Capital Corp. ("PRSR"), a Cayman Islands exempted company, that the undersigned is entitled to vote (the "Shares") at the Extraordinary General Meeting shareholders of the Company, to be held on [●]at [●] Eastern Time, virtually over the internet at https://www.cstproxy.com/prospectorcapital/egm2023 (the "Extraordinary General Meeting"), and at any adjournments and/or postponements thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" EACH PROPOSAL.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of shareholders to be held on [●]

This notice of Extraordinary General Meeting of shareholders and accompanying Proxy Statement are available at: https://www.cstproxy.com/prospectorcapital/egm2023

Please mark vote as indicated in this example **X**

PROSPECTOR CAPITAL CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5, PROPOSAL 6, AND PROPOSAL 7.

1. To consider and vote upon a proposal to approve and adopt, by way of ordinary resolution under Cayman Islands law, the Business Combination Agreement, dated as of June 12, 2023, as amended as of September 25, 2023 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Business Combination Agreement"), by and among Prospector, LeddarTech Inc., a corporation existing under the laws of Canada ("LeddarTech"), and LeddarTech Holdings Inc., a company incorporated under the laws of Canada and a wholly owned subsidiary of LeddarTech ("Newco"), pursuant to which, and on the terms and subject to the conditions set forth in the plan of arrangement in substantially the form attached to this proxy statement/prospectus as Annex C (the "Plan of Arrangement"): FOR ☐ AGAINST ☐ ABSTAIN ☐

• Prospector will continue as a corporation existing under the laws of Canada (the "Continuance" and Prospector as so continued, "Prospector Canada");

• Prospector Canada and Newco will amalgamate (the "Prospector Amalgamation" and Prospector Canada and Newco as so amalgamated, "AmalCo");

• The preferred shares of LeddarTech will convert into common shares of LeddarTech and AmalCo will acquire all of the issued and outstanding common shares of LeddarTech from LeddarTech's shareholders (other than any LeddarTech's shareholders who have validly exercised their dissent rights in respect of the Company Arrangement Resolution in compliance with the dissent procedures set out in the Plan of Arrangement and the Interim Order or the CBCA, as applicable, and who have not withdrawn or been deemed to have withdrawn such exercise of dissent rights (the "Dissenting Shareholders")) in exchange for common shares of AmalCo having an aggregate equity value of US$200 million (at a negotiated value of US$10.00 per share) plus an amount equal to the aggregate exercise price of LeddarTech's outstanding "in the money" options immediately prior to the Prospector Amalgamation (the "Share Exchange") plus additional AmalCo "earnout" shares (with the terms set forth in the Business Combination Agreement). The negotiated $10 per share equity value of the AmalCo shares to be issued to LeddarTech holders in exchange for all of the issued and outstanding Company Common Shares may not be considered as an indication as to the potential market price of the Surviving Company Common Shares upon the completion of the Business Combination, which is subject to numerous risks. See "Risk Factors — Risks Related to Ownership of Surviving Company Common Shares Following the Business Combination and the Surviving Company Operating as a Public Company — The actual market value of the Surviving Company Common Shares will not be known until after completion of the Business Combination, and an active market for the Surviving Company's securities may not materialize, which would adversely affect the liquidity and price of the Surviving Company's securities," " — Warrants will become exercisable for Surviving Company Common Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders" and "— If the benefits of the Business Combination do not meet the expectations of investors, shareholders or financial analysts, the market price of the Surviving Company's securities may decline";

• LeddarTech and AmalCo will amalgamate (the "Company Amalgamation" and LeddarTech and AmalCo as so amalgamated, the "Surviving Company"); and

• In connection with the Company Amalgamation, the securities of AmalCo will convert into an equivalent number of corresponding securities in the Surviving Company, each Company Equity Award that is not canceled pursuant to the Business Combination Agreement and the Plan of Arrangement shall become a Rollover Equity Award, and the Incentive Plan will be assumed by the Surviving Company.

2. **The Prospector Authorized Share Capital Proposal —** To consider and vote upon a proposal (the "Prospector Authorized Share Capital Proposal") by way of ordinary resolution under Cayman Islands law to increase the authorized share capital of Prospector in order to create (i) the Prospector Sponsor Non-Voting Special Shares (as defined below) and (ii) the Prospector Earnout Special Shares (as defined below). FOR ☐ AGAINST ☐ ABSTAIN ☐

3. **The A&R Prospector Governing Documents Proposal —** To consider and vote upon a proposal (the "A&R Prospector Governing Documents Proposal") to approve and adopt, by way of special resolution under Cayman Islands law, an amended and restated Prospector Articles in substantially the form attached to this proxy statement/prospectus as Annex D to effect (i) the issuance of one Class A ordinary share of Prospector, par value $0.0001 per share (the "Prospector Class A Shares") for each non-redeemed Prospector Class A Share held by shareholders who do not redeem their Prospector Class A Shares in connection with the Business Combination (the "Prospector Share Issuance"), (ii) the creation of a new class of shares in the capital of Prospector convertible into Prospector Class A Shares (other than any Prospector Earnout Special Shares) based on a vesting schedule in accordance with their terms as more fully described herein, each having the rights provided for in the Prospector Articles (the "Prospector Sponsor Non-Voting Special Shares"), (iii) the creation of new classes of non-voting shares in the capital of Prospector convertible into Prospector Class A Shares (other than any Prospector Sponsor Non-Voting Special Shares) based on a vesting schedule in accordance with their terms as more fully described herein, each having the rights provided for in the Prospector Articles (the "Prospector Earnout Special Shares") and (iv) the conversion of each Prospector Class B Share (as defined herein) into 0.75 Prospector Class A Shares and 0.25 Prospector Sponsor Non-Voting Special Shares, with the conversion into Prospector Class A Shares and Prospector Sponsor Non-Voting Special Shares referred to as the "Prospector Share Conversion". FOR ☐ AGAINST ☐ ABSTAIN ☐

4. **The Continuance Proposal —** To consider and vote upon a proposal (the "Continuance Proposal") to approve, by way of special resolution under Cayman Islands law, the Continuance as part of the Plan of Arrangement, subject to amendments and variations in accordance with the Business Combination Agreement and such Plan of Arrangement or made at the direction of the Superior Court of Québec (the "Court") in the final order (the "Final Order") of the Court pursuant to Section 192 of the Canada Business Corporations Act (the "CBCA") approving the Plan of Arrangement (with the prior written consent of LeddarTech and Prospector), and in connection therewith, the adoption of the articles and by-laws of Prospector Canada in substantially the form attached to this proxy statement/prospectus as Annex E (the "Prospector Canada Governing Documents") for purposes of the articles and by-laws of Prospector Canada following the completion of the Continuance. FOR ☐ AGAINST ☐ ABSTAIN ☐

5. **The Amalgamation Proposal —** To consider and vote upon a proposal (the "Amalgamation Proposal") to approve, by way of special resolution under Cayman Islands law the Prospector Amalgamation as part of the Plan of Arrangement, subject to amendments and variations in accordance with the Business Combination Agreement and such Plan of Arrangement or made at the direction of the Court in the Final Order of the Court pursuant to Section 192 of the CBCA approving the Plan of Arrangement (with the prior written consent of LeddarTech and Prospector). FOR ☐ AGAINST ☐ ABSTAIN ☐

6. **The AmalCo Governing Documents Proposal —** To consider and vote upon a proposal (the "AmalCo Governing Documents Proposal") to approve and adopt, on an advisory basis, the articles and by-laws of AmalCo (the "AmalCo Governing Documents") in their entirety, copies of which are attached to this proxy statement/prospectus as Annex F, and the sub-proposals to approve those material aspects of the AmalCo Governing Documents that do not appear in, or are different from, the Articles. FOR ☐ AGAINST ☐ ABSTAIN ☐

7. **The Adjournment Proposal —** To consider and vote upon a proposal to adjourn the extraordinary general meeting of shareholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meeting of shareholders, there are not sufficient votes to approve one or more proposals presented to shareholders for vote (the "Adjournment Proposal"). FOR ☐ AGAINST ☐ ABSTAIN ☐

______________________________, 2023

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Signature

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(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each Proposal. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.